Exhibit 31.2

CERTIFICATIONS

I, Craig Fraser, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-K/A of Windtree Therapeutics, Inc. for the year ended December 31, 2017; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018	/s/ Craig Fraser
Craig Fraser
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, John Tattory, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-K/A of Windtree Therapeutics, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018	/s/ John Tattory
John Tattory
Senior Vice President and Chief Financial Officer